                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

To Telesp Celular Participacoes S.A.:

We consent to the incorporation by reference in this to Registration Statement of Telesp Celular Participacoes S.A.("TCP") on Form F-4 of our report dated June 17, 2002 on the financial statements of Daini do Brasil S.A. as of and for the year ended December 31, 2001 included in Amendment No. 4 to TCP's Registration Statement on Form F-3/A filed on July 1, 2002 (which report expresses an unqualified opinion and includes explanatory paragraph related to the differences between accounting principles generally accepted in Brazil and the United States of America and for change in the method of accounting for subscriber acquisition costs) and to the reference to us under the headings "Part Seven: Additional Information for Shareholders - Where You Can Find More Information" and "Part Eight: Legal and Regulatory Matters - Experts" in the prospectus, which is part of this Registration Statement.



/s/ Deloitte Touche Tohmatsu

Sao Paulo, Brazil
October 28, 2003